Exhibit 99.2

PRO FORMA UNAUDITED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed consolidated statement of financial condition combines the consolidated historical statements of financial condition of Willow Grove Bancorp, Inc. (“WGBC”) and Chester Valley Bancorp Inc. (“CVAL”), assuming the merger of CVAL with and into WGBC (the “Merger”) was consummated as of June 30, 2005, on a purchase accounting basis, and the following unaudited pro forma combined condensed consolidated statement of operations present the combined consolidated statements of operations of WGBC and CVAL assuming the Merger was consummated as of the beginning of the period, July 1, 2004.  Certain insignificant reclassifications have been reflected in the pro forma information to conform statement presentations.  As previously reported, the Merger was consummated on August 31, 2005.

Certain subjective estimates have been utilized in determining the pro forma adjustments applied to the historical results of operations of WGBC.  Accordingly, the pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at June 30, 2005 or at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

The pro forma information should be read in conjunction with the historical consolidated financial statements of WGBC and CVAL, including the related notes.  Reference is made in this regard to the Form 10-K filed by WGBC on September 13, 2004, the Form 10-K filed by CVAL on September 10, 2004, the Form 10-Q filed by CVAL for the quarter ended March 31, 2005 and the Form 10-Q filed by WGBC for the quarter ended March 31, 2005, both of which filed on May 10, 2005.

WILLOW GROVE BANCORP INC.

CONDENSED CONSOLIDATED PRO-FORMA STATEMENT OF FINANCIAL CONDITION

As of June 30, 2005

(Dollars in Thousands)

			Pro forma
	WGBC	CVAL	Adjustments		Combined
Assets:
Total cash and cash equivalents	$20,609	$45,586	$(50,978	)(1)	$15,217
Trading account securities	53	22			75
Investment securities available for sale	162,773	139,898			302,671
Investment securities held to maturity	164,451	6,433			170,884
Loans held for sale	1,795	1,968			3,763
Loans receivable	590,923	448,190	(1,181	)(6)	1,037,932
Deferred fees	(623)	(400)			(1,023)
Allowance for loan losses	(6,113)	(6,940)			(13,053)
Loans receivable, net	584,187	440,850	(1,181)		1,023,856
Accrued interest receivable	4,094	2,865			6,959
Property and equipment — net	5,659	14,152			19,811
Goodwill and other intangibles	881	3,293	14,967 82,177	(6) (7)	101,318
Other assets	14,753	13,519			28,272
Total Assets	$959,255	$668,586	$44,985		$1,672,826

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$602,678	$451,361	$1,035	(6)	$1,055,074
Securities sold under agreements to repurchase	—	27,072			27,072
Advance payments by borrowers for taxes and insurance	2,850	1,198			4,048
Federal Home Loan Bank advances	237,400	120,158	44	(6)	357,602
Trust preferred securities	—	10,310	222	(6)	10,532
Accrued interest payable	1,064	834			1,898
	8,220	2,230	3,740	(6)
Other liabilities			5,021	(7)
			1,800	(7)	21,011
Total Liabilities	852,212	613,163	11,862		1,477,237

Stockholders’ Equity:
Common stock - $0.01 par value per share	115	5,183	50 (5,183	(2) )(8)	165
Additional paid-in capital	86,086	41,871	(41,871 88,496	)(8) (2)	174,582
Retained earnings — partially restricted	56,046	10,704	(10,704	)(8)	56,046
Treasury stock , at cost, 1,730,101 shares at June 30, 2005	(28,072)	(13)	13	(8)	(28,072)
Obligation of deferred compensation plan	1,076				1,076
Unallocated common stock held by:
Employee Stock Ownership Plan	(5,035)				(5,035)
Recognition and Retention Plan Trust	(1,820)				(1,820)
Accumulated other comprehensive income (loss)	(1,353)	(2,322)	2,322	(8)	(1,353)
Total Stockholders’ Equity	107,043	55,423	33,123		195,589
Total Liabilities and Stockholders’ Equity	$959,255	$668,586	44,985		$1,672,826

See accompanying notes to the Pro-Forma Condensed Combined Statement of Financial Condition.

WILLOW GROVE BANCORP, INC.

Notes to Pro Forma Condensed Combined Statement of Financial Condition as of

June 30 , 2005 (Unaudited)

(Dollars in Thousands, Except for Per Share Amounts)

(1)           Total cash component of the acquisition is calculated as follows:

Shares of CVAL outstanding at August 31, 2005		5,184,979
	x	35.24%
		1,827,187
Cash payment per share	x	$27.90
Cash portion of merger consideration		$50,978,506

(2)           The remaining portion of the acquisition price was in the form of WGBC common stock as shown below:

Shares of CVAL outstanding at August 31, 2005		5,184,979
	x	64.76%
		3,357,792
Exchange ratio	x	1.4823
Total shares of WGBC common stock assumed to be issued		4,977,256
Per Share market price of WGBC common stock (A)		$17.78
Market value of WGBC shares exchanged		$88,495,606
Less: par value of WGBC shares issued		$49,773
Additional paid in capital		$88,445,833

(A)      Based upon the weighted average closing price of WGBC common stock on the four days surrounding the announcement of the acquisition.

(3)                                  The adjustment to loans receivable reflects the write-down of the loan portfolio to its estimated market value based upon market rates on the date of acquisition and the estimated remaining lives of the individual loan portfolios. With the exception of CVAL’s investment in stock of the Federal Home Loan Bank, CVAL’s investment securities were all classified as available for sale and therefore no market value adjustment was required.

(4)                                  The adjustment to deposits and borrowings reflects the adjustments of such liabilities to their estimated market value based upon market rates on the date of acquisition and the estimated remaining lives of the deposits and/or borrowings.

(5)           Reflects the core deposit intangible (“CDI”) associated with the acquisition.

(6)           Reflects the net deferred tax liability pertaining to the mark-to-market adjustments and CDI as follows:

Loans, net	$(1,181,035)
Core deposit intangible	14,967,348
FHLB borrowings	(44,166)
Certificates of deposits	(1,035,774)
Trust preferred borrowings	(222,000)
Other liabilities - employee benefits	(1,800,000)
Net adjustment	10,684,373
Tax rate	35%
Estimated net deferred tax liability	$3,739,531

(7)           This adjustment shows the calculation of goodwill as follows:

Market value of WGBC stock issued (Note 2)	$88,495,606
Cash portion of merger consideration (Note 1)	50,978,506
Plus transaction costs (a)	5,170,309
Less: CVAL capital at August 31, 2005	50,596,000
Add: CVAL intangibles at August 31, 2005	3,193,421
Mark-to-market adjustments	(4,282,975)
Less: Core deposit intangible	14,967,348
Net deferred tax liability on mark-to-market and CDI	(3,739,531)
Estimated Goodwill at August 31, 2005 acquisition date	$90,297,000
CVAL incremental capital at June 30, 2005	4,827,000
Estimated Goodwill at June 30, 2005 (b)	$85,470,000

(a)          Acquisition costs include fees to investment advisors, legal counsel and other professionals as well the value of CVAL stock options converted to WGBC stock options.

(b)         Reduction of CVAL capital between June 30, 2005 and August 31, 2005 resulted primarily from payments to CVAL option holders and merger related charges which could not be capitalized.

(8)           Represents the elimination of the CVAL equity accounts.

WILLOW GROVE BANCORP INC.

CONDENSED CONSOLIDATED PRO-FORMA STATEMENT OF OPERATIONS

For the twelve months ended June 30, 2005

(Dollars in Thousands, Except for Per Share Amounts)

			Pro forma
	WGBC	CVAL	Adjustments		Combined
INTEREST INCOME:
Loans	$34,536	$25,046	$705	(a)	$60,287
Securities, primarily taxable	15,143	8,249	(1,785	)(b)	21,607
Total interest income	49,679	33,295	(1,080)		81,894
INTEREST EXPENSE:
Deposits	9,931	5,563	(516	)(c)	14,978
Borrowings	8,818	6,414	(44 (140	)(d) )(e)	15,048
Total interest expense	18,749	11,977	(700)		30,026
NET INTEREST INCOME	30,930	21,318	(380)		51,868
Provision for loan losses	1,232	614			1,846
Net interest income after provision for loan losses	29,698	20,704	(380)		50,022
OTHER INCOME:
Investment services income	—	4,231			4,231
Service charges and fees	2,418	3,414			5,832
Gain on the sale of:
Loans	597	339			936
Available for sale	73	355			428
Other	389	462			851
Total other income	3,477	8,801			12,278
OPERATING EXPENSES:
Salaries and employee benefits	13,062	12,120			25,182
Occupancy and equipment	2,646	3,166			5,812
Data processing	960	1,082			2,042
Advertising	877	340			1,217
Deposit insurance premiums	85	62			147
Merger and integration charges	320	759			1,079
Litigation settlement charges	913				913
Debt prepayment charges	—	1,608			1,608
Other	4,534	4,613	2,303	(f)	11,450
Total operating expenses	23,397	23,750	2,303		49,450
Income before income taxes	9,778	5,755	(2,683)		12,850
Income tax (benefit) expense	3,052	1,336	(939	)(g)	3,449
NET INCOME	$6,726	4,419	$(1,744)		$9,401
EARNINGS PER SHARE (h)
Basic	$0.74	$0.86			$0.67
Diluted	$0.71	$0.83			$0.65
WEIGHTED AVERAGE SHARES OUTSTANDING (h)
Basic	8,961,090	5,149,321	(5,149,321 4,977,256)		13,939,346
Diluted	9,388,622	5,355,922	(5,355,922 5,177,256)		14,565,878

WILLOW GROVE BANCORP INC.

NOTES TO CONDENSED CONSOLIDATED PRO-FORMA STATEMENTS OF OPERATIONS

(a)                                  To record current years amortization on the mark-to-market adjustment to loans receivable using the level yield method over the estimated life of the loan portfolio.

(b)                                 Represents the loss of earnings on approximately $51 million in cash used to fund the acquisition at an interest rate of 3.50%.

(c)                                  To record current years accretion on the mark to market adjustment to certificates of deposit using the level yield method over the estimated life of the certificate of deposit portfolio.

(d)                                 To record current years accretion on the mark to market adjustment to FHLB Advances using the level yield method over the estimated life of the related borrowings.

(e)                                  To record current years accretion on the mark-to-market adjustment to Trust Preferred Security borrowings using the level yield method over the estimated life of the related borrowings.

(f)                                    To record current years amortization of the core deposit intangible using the level yield method over an estimated life of twelve years.

(g)                                 The tax benefit of the above adjustments at an effective marginal tax rate of 35%.

(h)                                 Earnings per share are based upon the combined historical income of WGBC and CVAL, including the effects of purchase accounting adjustments. For purposes of calculating the pro forma earnings per share, the shares issued by WGBC to consummate the transaction were assumed to be outstanding for the entire year presented and does not reflect the benefits of expected cost savings or revenue enhancements to be realized in the merger.